Exhibit 3.79

CERTIFICATE OF INCORPORATION

OF

SSI DALLAS BREAD, INC.

1. The name of this corporation is:

SSI DALLAS BREAD, INC.

2. The address of its registered office in the State of Delaware is 229 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One thousand (1,000); and the par value of each share shall be one cent ($.01).

5. The name and mailing address of the incorporator is:

Victoria C. Phelps

LATHAM & WATKINS

555 South Flower Street

Los Angeles, California 90071

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

8. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of August, 1986.

/s/ Victoria C. Phelps
Victoria C. Phelps Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SSI DALLAS BREAD, INC.

THE UNDERSIGNED, being the sole Incorporator of SSI Dallas Bread, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That Article 1 of this corporation’s Certificate of Incorporation is hereby amended to read as follows:

“1. The name of this corporation is Safeway Stores 81, Inc.”

SECOND: That said corporation has not received any payment or other consideration for any of its stock.

THIRD: That this amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 28th day of October, 1986.

/s/ Victoria C. Phelps
Victoria C. Phelps, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SAFEWAY STORES 81, INC.

SAFEWAY STORES 81, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That, by written consent of the Board of Directors of said corporation as of November 11, 1997, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the sole stockholder of said corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

WHEREAS, it is deemed to be advisable and in the best interest of the Corporation that the Corporation’s Certificate of Incorporation be amended to change the Corporation’s name to SMC Rx, Inc.;

NOW, THEREFORE, BE IT RESOLVED, that Article 1 of the Corporation’s Certificate of Incorporation be amended to read as follows:

“1. The name of this corporation is SMC Rx, Inc.”

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to submit the foregoing amendment to the sole stockholder of the Corporation for consideration thereof; and

RESOLVED FURTHER, that, following approval of the foregoing amendment by the sole stockholder of the Corporation, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare or cause to be prepared and to execute a Certificate of Amendment of the Corporation’s Certificate of Incorporation, to file or cause to be filed said Certificate of Amendment with the Delaware Secretary of State, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

SECOND: That, thereafter, by written consent of the holder of all of the issued and outstanding shares of stock of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SAFEWAY STORES 81, INC. has caused this certificate to be signed by Michael C. Ross, its Vice President, this 14th day of November, 1997.

SAFEWAY STORES 81, INC.

By:	/s/ Michael C. Ross
Michael C. Ross, Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SMC Rx, INC.

SMC Rx, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That, by written consent of the Board of Directors of said corporation as of March 15, 2004, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the sole stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendment are as follows:

WHEREAS, it is deemed to be advisable and in the best interest of the Corporation that the Corporation’s Certificate of Incorporation be amended to change the Corporation’s name to Avia Partners, Inc.;

NOW, THEREFORE, BE IT RESOLVED, that Article 1 of the Corporation’s Certificate of Incorporation be amended to read as follows:

“1. The name of this corporation is Avia Partners, Inc.”

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to submit the foregoing amendment to the sole stockholder of the Corporation for consideration thereof; and

RESOLVED FURTHER, that, following approval of the foregoing amendment by the sole stockholder of the Corporation, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare or cause to be prepared and to execute a Certificate of Amendment of the Corporation’s Certificate of Incorporation, to file or cause to be filed said Certificate of Amendment with the Delaware Secretary of State, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

SECOND: That, thereafter, by written consent of the holder of all of the issued and outstanding shares of stock of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on March 15, 2004.

/s/ Bradley S. Fox
Bradley S. Fox President

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF AMENDMENT

OF

Avia Partners, Inc.,

a Delaware corporation

Avia Partners, Inc., a Delaware corporation, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, certifies:

FIRST: That the Certificate of Amendment that was filed with the Secretary of State of Delaware on March 15, 2004 is an inaccurate record of the corporate action therein referred to.

SECOND: That said Certificate of Amendment was inaccurate in that the execution was incorrectly set forth to show Bradley S. Fox as President.

THIRD: The execution is corrected to read as follows:

/s/ Bradley S. Fox
Bradley S. Fox Vice President

IN WITNESS WHEREOF, Avia Partners, Inc., has caused this Certificate of Correction to be executed by its duly authorized officer this 19th day of March, 2004.

Avia Partners, Inc.

/s/ Bradley S. Fox
Bradley S. Fox Vice President